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                                                                    EXHIBIT 23.4

                                ARTHUR ANDERSEN

                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report, dated 24 March 1999 with respect to the financial statements of Airtech plc as of 31 December 1998 and 1997 and for the years then ended.


/s/ ARTHUR ANDERSEN
--------------------------------
Arthur Andersen
Chartered Accountants
St. Albans, England
29 February 2000